UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2009
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Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
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(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

          Effective January 1, 2009, Miller, Ellin & Company, LLP (“Miller Ellin”), the independent accountant of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), and the principal accountant engaged to audit the Registrant’s financial statements, consummated a merger (the “Merger”) of its practice into the practice of Rosen Seymour Shapss Martin & Company LLP (“Rosen Seymour”), with Rosen Seymour succeeding to the business and operations of Miller Ellin, subject to certain conditions and exceptions, as agreed upon by the parties under the terms of the Merger. Upon consummation of the Merger on January 1, 2009, Miller Ellin effectively resigned as the Registrant’s independent accountant, and Rosen Seymour, pursuant to the terms of its agreement with Miller Ellin, became the Registrant’s new independent accountant and principal accountant to audit its financial statements, as the successor in interest of Miller Ellin. On February 19, 2009, the foregoing changes were formally unanimously ratified and approved by the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”).

          During the Registrant’s past two fiscal years, ended March 31, 2007 and March 31, 2008 (together, the “Fiscal Years”), respectively, Miller Ellin was engaged as the Registrant’s principal accountant to examine the Registrant’s financial statements for each such Fiscal Year. Miller Ellin’s reports on the Registrant’s financial statements for the Fiscal Years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

          During the Fiscal Years and through January 1, 2009, there were no disagreements with Miller Ellin, whether resolved or unresolved to Miller Ellin’s satisfaction, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Miller Ellin’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

          During the Fiscal Years and through January 1, 2009, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

          During the Fiscal Years and through January 1, 2009, as previously disclosed in Amendment No. 1 to the Registrant’s Form 10-K/A, filed on January 16, 2009 with the Securities and Exchange Commission (the “Commission”), the Registrant engaged Rosen Seymour to conduct a targeted review of the revised accounting procedures and internal controls over expenditures and expense reimbursement implemented by the Audit Committee as a result of an internal investigation conducted by the Audit Committee after it learned that certain reimbursements of expenses were made by the Registrant to Bernard J. Berk, its then-President, Chief Executive Officer and Chairman of the Registrant’s Board of Directors, without the prior receipt by the Registrant from Mr. Berk of adequate substantiation of such expenses. Rosen Seymour completed its review on January 23, 2009 and concluded that the Registrant’s revised accounting procedures and internal controls over expenditures and expense reimbursement are effective.

          On November 26, 2008, the Registrant engaged Miller Ellin to conduct the Internal Controls review described in the preceding paragraph. However, given the proximity in time of such engagement to the anticipated Merger date, the accounting professionals at Miller Ellin who would be handling such review decided to postpone the review until after consummation of the Merger. Shortly after completion of the Merger, the same accounting professionals, now employed by Rosen Seymour, commenced the review of the Registrant’s revised accounting procedures and internal controls over expenditures and expense reimbursement. Since such review was not commenced until after consummation of the Merger, at which time Rosen Seymour had succeeded to the business and operations of Miller Ellin, the Registrant did not actually consult with Miller Ellin regarding its revised accounting procedures and internal controls over expenditures and expense reimbursement despite having initially engaged Miller Ellin to conduct the review. As a result, the Registrant received no views, oral or written, from Miller Ellin regarding the subject matter covered by such review.

          The Registrant has requested Miller Ellin and Rosen Seymour to review the disclosures contained in this report and has asked each of them to furnish it with a currently dated letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a) of Regulation S-K. A copy of each such letter is filed as an exhibit to this report.

Item 9.01      Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits.

Exhibit No.	Exhibit

16.1	Letter, dated April 14, 2009, from Miller Ellin & Company, LLP to the U.S. Securities and Exchange Commission

16.2	Letter, dated April 14, 2009, from Rosen Seymour Shapss Martin & Company LLP to the U.S. Securities and Exchange Commission

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick
Acting Chief Executive Officer and
Chief Operating Officer